EXHIBIT 99.1

COMMUNITY CAPITAL CORPORATION	NEWS RELEASE

For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, AVP/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com

November 20, 2002

FOR IMMEDIATE RELEASE

COMMUNITY CAPITAL CORPORATION EXPANDS REPURCHASE AUTHORITY
AND ANNOUNCES NEW BUYBACK PLAN

Greenwood, SC - Community Capital Corporation (AMEX: CYL) announced today that it has increased its repurchase authority by $500,000 to $5.5 million and has adopted a plan to repurchase stock under Rule 10b5-1of the Securities Exchange Act of 1934.

William G. Stevens, President/CEO of the company stated, “This new plan permits Community Capital Corporation to repurchase shares at times when it ordinarily would not be in the market because of self-imposed blackout periods. We expect to continue to make open market purchases during normal trading window periods.”

Stevens continued, “The Rule 10b5-1 plan authorizes the continuous purchase of Community Capital Corporation’s stock through our securities broker for one year up to 100,000 shares, and is part of the $5.5 million repurchase program approved by the Board of Directors in 2002.”

www.comcapcorp.com

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Quarterly Report on Form 10-Q for the period September 30, 2002.

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